Exhibit 99.1
HALLIBURTON ANNOUNCES SECOND QUARTER 2026 RESULTS
•Net income of $0.64 per diluted share.
•Adjusted net income per diluted share1 of $0.55.
•Revenue of $5.7 billion and operating margin of 14%.
•Adjusted operating margin2 of 12%.
•Cash flow from operations of $824 million and free cash flow3 of $668 million.
•Approximately $200 million of share repurchases.
HOUSTON – July 21, 2026 – Halliburton Company (NYSE: HAL) announced today net income of $534 million, or $0.64 per diluted share, for the second quarter of 2026 and adjusted net income4, excluding “Impairments and other credits”, of $461 million, or $0.55 per diluted share. This compares to net income for the first quarter of 2026 of $461 million, or $0.55 per diluted share. Halliburton’s total revenue for the second quarter of 2026 was
$5.7 billion, compared to total revenue of $5.4 billion in the first quarter of 2026. Operating income was $778 million in the second quarter of 2026, compared to operating income of
$679 million in the first quarter of 2026. Adjusted operating income5 in the second quarter of
2026, excluding “Impairments and other credits,” was $683 million.
“I am pleased with Halliburton’s performance this quarter, and believe the global outlook for
Halliburton is strong. I expect our differentiated technology and value proposition set the stage for revenue growth and margin expansion.” commented Jeff Miller, Chairman,
President and CEO.
“In international markets, I am excited about Halliburton’s contract awards and pipeline of future opportunities. I see demand growth for our services and technology in every region we serve.
“In North America, I am encouraged by the recovery we saw this quarter and I  expect incremental improvements through the year.
“I expect that our consistent focus on returns and capital discipline will drive long-term success for Halliburton and its shareholders,” concluded Miller.
Operating Segments
Completion and Production
Completion and Production revenue in the second quarter of 2026 was $3.2 billion, an increase of $186 million, or 6% sequentially, while operating income was $474 million, an increase of $35 million, or 8% sequentially. These results were primarily driven by increased stimulation activity in the Western Hemisphere and improved well intervention services in
Asia. Partially offsetting these increases were lower specialty chemicals activity in North
America resulting from the completed sale of a portion of our chemical business, decreased cementing activity in Latin America, and lower activity across multiple product service lines in the Middle East.
Drilling and Evaluation
Drilling and Evaluation revenue in the second quarter of 2026 was $2.5 billion, an increase of $126 million, or 5% sequentially, while operating income was $338 million, a decrease of
$13 million, or 4% sequentially. Revenue improvements were primarily driven by increased drilling-related services and higher wireline activity in North America and Europe/Africa, and increased drilling-related services in Asia. Partially offsetting these increases were lower software sales globally, decreased project management activity in Latin America and lower wireline activity in the Middle East. Operating income decreased due to the seasonal roll off of software sales.
Geographic Regions
North America
North America revenue in the second quarter of 2026 was $2.3 billion, an increase of 7%
sequentially. This increase was primarily driven by higher stimulation activity and increased well construction activity in US Land, and higher fluids activity in the Gulf of America.
Partially offsetting these increases were lower specialty chemicals activity in US Land following the sale of a portion of our chemical business and decreased drilling activity in the
Gulf of America.
International
International revenue in the second quarter of 2026 was $3.4 billion, an increase of 5%
when compared to the first quarter of 2026.
Latin America revenue in the second quarter of 2026 was $1.1 billion, an increase of 3%
sequentially. These results were primarily driven by increased stimulation activity in
Argentina and Mexico, and improved completion tool sales in Mexico. Partially offsetting these increases were lower activity across multiple product service lines in the Caribbean, decreased well construction activity in Mexico and Ecuador, and decreased completion tool sales in Brazil.
Europe/Africa revenue in the second quarter of 2026 was $1.0 billion, an increase of 19%
sequentially. These results were primarily driven by improved activity across multiple product service lines in the North Sea, increased well construction activity in Namibia and Egypt, higher completion tool sales in the Mediterranean and Ivory Coast, and increased project management activity in Angola. Partially offsetting these increases were decreased software sales across the region and lower activity across multiple product service lines in Libya.
Middle East/Asia revenue in the second quarter of 2026 was $1.3 billion, a decrease of 2%
sequentially. These results were primarily driven by lower activity across multiple product service lines in Kuwait, Iraq, and Qatar as a result of the ongoing geopolitical conflict in the
Middle East. Partially offsetting these decreases were higher well construction activity in
Saudi Arabia and the United Arab Emirates, and increased drilling-related services and higher well intervention services in Asia.
Other Financial Items
During the second quarter of 2026, Halliburton:
•Repurchased approximately $200 million of its common stock.
•Paid dividends of $0.17 per share.
•Spent $46 million on SAP S4 migration.
•Recognized a pre-tax credit of $95 million, related to “Impairments and other credits.”
Selective Technology & Highlights
•Halliburton and Shape Digital entered a strategic collaboration to advance digital asset performance management through a unified asset view that connects subsurface and surface intelligence. The collaboration extends trusted data, domain science, operational expertise, and applied AI to support predictive, asset-level decision-making over the full production lifecycle.
•Halliburton successfully deployed its VersaFlex® expandable liner hanger system in the bp-operated Azeri–Chirag–Gunashli project offshore Azerbaijan in the Caspian
Sea. The operation reinforces the companies’ long-standing collaboration and demonstrates Halliburton’s ability to deliver high-value well construction solutions in one of the region’s most complex offshore environments. The project highlights the
Company’s focus to support customer objectives throughout the well life cycle.
•Halliburton launched the Xaminer® Deep Testing logging service, the newest addition to the Reservoir Xaminer™ formation testing service. Developed through close collaboration with operators facing increasingly complex reservoirs, the service brings deep-reading producibility and boundary identification earlier in the well life cycle to support integrated decisions that complement traditional drill stem testing.
•Halliburton launched the Optimized Single-Trip Multi-Zone (OSTMZ®) sand control system that reduces rig time, lowers total cost of ownership for operators, and safely improves well productivity as complexity increases. The system supports efficient completion operations and increases reservoir coverage in complex multizone wells.
Operators that complete multizone wells often manage extended schedules, multiple service-tool trips, and increased operational exposure. The OSTMZ sand control system addresses these challenges and treats multiple zones in a single trip, without deployment-tool repositioning or repeated surface-equipment testing.
•Halliburton held its 2026 Technology Showcase from May 4-7 in Houston, which was attended by nearly 400 industry professionals from around the world. The event brought industry and technical leaders together and showed how digital capabilities translate into real-time execution at the wellsite to improve asset performance for our customers. Halliburton showcased measurable value from the integration of software, artificial intelligence, and automation into real-time operations.
•Halliburton announced the acquisition of InformatiQ AS, a Norway‑based software company that develops cloud‑native applications for subsurface, drilling, well, and logistics data. The acquisition converts a long‑standing collaboration into full ownership, strengthens Landmark’s Agile Asset Management offering, and extends its digital portfolio into new operational domains.
•Halliburton was awarded lump sum turnkey contracts by Aramco for multiple onshore fields in the Kingdom of Saudi Arabia. The awards expand Halliburton’s role in the program and demonstrate the Company’s ability to grow through integrated well delivery at scale. The multi-year contracts encompass approximately 285 planned wells. Halliburton will deliver a fully integrated execution model that includes oil re-
entry operations, drilling, completions, and workovers. The integrated approach supports maximum asset value through operational consistency and timely well delivery and helps advance Aramco’s objectives to maintain efficiency in its onshore portfolio.
•Halliburton was awarded a multi-year contract from Aramco to deliver integrated stimulation and completion services for unconventional gas development in the
Kingdom of Saudi Arabia. This award is part of a broader multi-billion contract, supporting one of the largest unconventional gas development programs globally.
This award builds on Halliburton’s established portfolio supporting Aramco’s unconventional program. Across many of the Kingdom’s unconventional plays,
Halliburton delivers a comprehensive suite of drilling and completion solutions. Its integrated service model is designed to support high-intensity development programs and improve operational efficiency, workflow predictability, and execution reliability.
This collaboration supports broader regional efforts toward integrated unconventional development programs.
•Halliburton wins major integrated well construction contracts for the GranMorgu deepwater development offshore Suriname, operated by TotalEnergies. The agreement includes drilling and completions services for a long-term program.
Halliburton will deploy a fully integrated, digital and automation execution model that unites planning, engineering, and operations to improve performance, accelerate learning, and reduce total cost of ownership throughout well construction.
•Halliburton has been awarded a contract by Basra Oil Company to provide Integrated
Field Management Services and Engineering, Procurement, and Construction
Management (EPCM) for the development of the Bin Umar and Sindbad oil and gas fields in southern Iraq. The contract scope includes field development planning, production optimization, digital solutions, and EPCM services for the two fields.
Halliburton will deploy the Landmark portfolio to build a digital foundation that connects subsurface insights, well delivery, production operations, and business planning. Halliburton digitally integrates planning and execution to improve visibility, increase efficiency, and support faster, higher-quality decisions.

(1)	Adjusted net income per diluted share is a non-GAAP financial measure; please see definition of Adjusted Net Income Per Diluted Share in Footnote Table 3 and 4.

(2)	Adjusted operating margin is a non-GAAP financial measure; please see reconciliation of Operating Income to Adjusted Operating Income in Footnote Table 1 and 2.
(3)	Free cash flow is a non-GAAP financial measure; please see reconciliation of Cash Flows from Operating Activities to Free Cash Flow in Footnote Table 5.

(4)	Adjusted net income is a non-GAAP financial measure; please see reconciliation of Net Income to Adjusted Net Income in Footnote Table 3 and 4.

(5)	Adjusted operating income is a non-GAAP financial measure; please see reconciliation of Operating Income to Adjusted Operating Income in Footnote Table 1 and 2.
About Halliburton
Halliburton is one of the world’s leading providers of products and services to the energy industry. Founded in 1919, we create innovative technologies, products, and services that help our customers maximize their value throughout the life cycle of an asset and advance a sustainable energy future. Visit us at www.halliburton.com; connect with us on LinkedIn,
YouTube, Instagram, and Facebook.
Forward-looking Statements
The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: changes in the demand for or price of oil and/or natural gas, including as a result of development of alternative energy sources, general economic conditions such as inflation and recession, the ability of the OPEC+ countries to agree on and comply with production quotas, and other causes; changes in capital spending by our customers; the modification, continuation or suspension of our shareholder return framework, including the payment of dividends and purchases of our stock, which will be subject to the discretion of our Board of Directors and may depend on a variety of factors, including our results of operations and financial condition, growth plans, capital requirements and other conditions existing when any payment or purchase decision is made; potential catastrophic events related to our operations, and related indemnification and insurance; protection of intellectual property rights; cyber-attacks and data security; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration, the environment, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; assumptions regarding the generation of future taxable income, and compliance with laws related to and disputes with taxing authorities regarding income taxes; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls, tariffs, and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; delays or failures by customers to make payments owed to us; infrastructure issues in the oil and natural gas industry; availability and cost of highly skilled labor and raw materials; completion of potential dispositions, and acquisitions, and integration and success of acquired businesses and joint ventures; risks related to the deployment of artificial intelligence. Halliburton's Form 10-K for the year ended December
31, 2025, Form 10-Q for the quarter ended March 31, 2026, Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-
looking statements for any reason, except as required by law.
HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2026	2025	2026
Revenue:
Completion and Production	$3,202	$3,171	$3,016
Drilling and Evaluation	2,512	2,339	2,386
Total revenue	$5,714	$5,510	$5,402
Operating income:
Completion and Production	$474	$513	$439
Drilling and Evaluation	338	312	351
Corporate and other	(83)	(66)	(69)
SAP S4 upgrade expense	(46)	(32)	(42)
Impairments and other credits (a)	95	—	—
Total operating income	778	727	679
Interest expense, net	(83)	(92)	(82)
Other, net	(31)	(24)	(28)
Income before income taxes	664	611	569
Income tax provision (b)	(126)	(131)	(105)
Net income	$538	$480	$464
Net income attributable to noncontrolling interest	(4)	(8)	(3)
Net income attributable to company	$534	$472	$461

Basic and diluted net income per share	$0.64	$0.55	$0.55
Basic weighted average common shares outstanding	836	857	837
Diluted weighted average common shares outstanding	838	857	839

(a) See Footnote Table 1 for details of the impairments and other charges (credits) recorded during the three months ended June 30, 2026.
(b)
The income tax provision during the three months ended June 30, 2026 includes the tax effect on impairments and other credits. The income tax provision during the three months ended March 31, 2026 includes a $32 million tax benefit associated with a valuation allowance release.

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.
See Footnote Table 3 for Reconciliation of Net Income to Adjusted Net Income.
HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2026	2025
Revenue:
Completion and Production	$6,218	$6,291
Drilling and Evaluation	4,898	4,636
Total revenue	$11,116	$10,927
Operating income:
Completion and Production	$913	$1,044
Drilling and Evaluation	689	664
Corporate and other	(152)	(132)
SAP S4 upgrade expense	(88)	(62)
Impairments and other (charges) credits (a)	95	(356)
Total operating income	1,457	1,158
Interest expense, net	(165)	(178)
Other, net	(59)	(63)
Income before income taxes	1,233	917
Income tax provision (b)	(231)	(234)
Net income	$1,002	$683
Net income attributable to noncontrolling interest	(7)	(7)
Net income attributable to company	$995	$676

Basic and diluted net income per share	$1.19	$0.78
Basic weighted average common shares outstanding	836	862
Diluted weighted average common shares outstanding	838	862

(a) See Footnote Table 2 for details of the impairments and other charges (credits) recorded during the six months ended June 30, 2026 and June 30, 2025.
(b)
The income tax provision during the six months ended June 30, 2026, includes the tax effect on impairments and other
(charges) credits and a $32 million tax benefit associated with a valuation allowance release. The income tax provision during the six months ended June 30, 2025, includes the tax effect on impairments and other (charges) credits.

See Footnote Table 2 for Reconciliation of Operating Income to Adjusted Operating Income.
See Footnote Table 4 for Reconciliation of Net Income to Adjusted Net Income.
HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and equivalents	$2,048	$2,206
Receivables, net	5,325	4,942
Inventories	3,056	2,976
Other current assets	1,453	1,274
Total current assets	11,882	11,398
Property, plant, and equipment, net	5,173	5,261
Goodwill	3,020	2,938
Deferred income taxes	2,331	2,298
Operating lease right-of-use assets	1,019	938
Other assets	2,403	2,177
Total assets	$25,828	$25,010
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$3,456	$3,133
Accrued employee compensation and benefits	681	767
Current portion of operating lease liabilities	287	263
Current maturities of long-term debt	90	—
Other current liabilities	1,373	1,425
Total current liabilities	5,887	5,588
Long-term debt	7,071	7,158
Operating lease liabilities	751	712
Employee compensation and benefits	413	428
Other liabilities	654	619
Total liabilities	14,776	14,505
Company shareholders’ equity	11,010	10,461
Noncontrolling interest in consolidated subsidiaries	42	44
Total shareholders’ equity	11,052	10,505
Total liabilities and shareholders’ equity	$25,828	$25,010
HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2026	2025	2026
Cash flows from operating activities:
Net income	$1,002	$683	$538
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation, depletion, and amortization	591	561	296
Working capital (a)	(187)	100	65
Impairments and other charges (credits)	(95)	356	(95)
Other operating activities	(214)	(427)	20
Total cash flows provided by operating activities	1,097	1,273	824
Cash flows from investing activities:
Capital expenditures	(427)	(656)	(235)
Payments to acquire businesses	(107)	(162)	(10)
Purchases of equity investments	(101)	(345)	(101)
Purchases of investment securities	(93)	(115)	(91)
Proceeds from sales of property, plant, and equipment	121	89	79
Sales of investment securities	49	65	22
Sale of an equity investment	—	120	—
Other investing activities	(68)	(36)	(47)
Total cash flows used in investing activities	(626)	(1,040)	(383)
Cash flows from financing activities:
Stock repurchase program	(308)	(507)	(208)
Dividends to shareholders	(285)	(292)	(143)
Other financing activities	(26)	(12)	(31)
Total cash flows used in financing activities	(619)	(811)	(382)
Effect of exchange rate changes on cash	(10)	(2)	(14)
Increase (decrease) in cash and equivalents	(158)	(580)	45
Cash and equivalents at beginning of period	2,206	2,618	2,003
Cash and equivalents at end of period	$2,048	$2,038	$2,048

(a)	Working capital includes receivables, inventories, and accounts payable.
See Footnote Table 5 for Reconciliation of Cash Flows from Operating Activities to Free Cash Flow.
HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
Revenue	2026	2025	2026
By operating segment:
Completion and Production	$3,202	$3,171	$3,016
Drilling and Evaluation	2,512	2,339	2,386
Total revenue	$5,714	$5,510	$5,402

By geographic region:
North America	$2,276	$2,259	$2,136
Latin America	1,123	977	1,090
Europe/Africa/CIS	1,017	820	858
Middle East/Asia	1,298	1,454	1,318
Total revenue	$5,714	$5,510	$5,402

Operating Income
By operating segment:
Completion and Production	$474	$513	$439
Drilling and Evaluation	338	312	351
Total operations	812	825	790
Corporate and other	(83)	(66)	(69)
SAP S4 upgrade expense	(46)	(32)	(42)
Impairments and other credits	95	—	—
Total operating income	$778	$727	$679

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.
HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Six Months Ended
	June 30,
Revenue	2026	2025
By operating segment:
Completion and Production	$6,218	$6,291
Drilling and Evaluation	4,898	4,636
Total revenue	$11,116	$10,927

By geographic region:
North America	$4,412	$4,495
Latin America	2,213	1,873
Europe/Africa/CIS	1,875	1,595
Middle East/Asia	2,616	2,964
Total revenue	$11,116	$10,927

Operating Income
By operating segment:
Completion and Production	$913	$1,044
Drilling and Evaluation	689	664
Total operations	1,602	1,708
Corporate and other	(152)	(132)
SAP S4 upgrade expense	(88)	(62)
Impairments and other (charges) credits	95	(356)
Total operating income	$1,457	$1,158

See Footnote Table 2 for Reconciliation of Operating Income to Adjusted Operating Income.
FOOTNOTE TABLE 1
HALLIBURTON COMPANY
Reconciliation of Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2026	2025	2026
Operating income	$778	$727	$679

Impairments and other charges (credits):
Gain on investments	(64)	—	—
Loss on sale of a business	17	—	—
Other	(48)	—	—
Total impairments and other credits (a)	(95)	—	—
Adjusted operating income (b) (c)	$683	$727	$679

(a)
During the three months ended June 30, 2026, Halliburton recognized a pre-tax credit of $95 million primarily due to a $54 million gain resulting from changes in our ownership interest in an equity investment, and a $10 million gain from remeasuring an equity investment to fair value. Other credits of $48 million were primarily due to a government refund recovery. These gains were partially offset by a $17 million loss on the sale of a portion of our chemical business, which closed in April 2026.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “Operating income” plus “Total impairments and other credits” for the respective periods. Management believes that operating income adjusted for impairments and other charges (credits) is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)
We calculate operating margin by dividing operating income by revenue. We calculate adjusted operating margin, a non-
GAAP financial measure, by dividing adjusted operating income by revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 2
HALLIBURTON COMPANY
Reconciliation of Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Six Months Ended
	June 30,
	2026	2025
Operating income	$1,457	$1,158

Impairments and other charges (credits):
Gain on investments	(64)	—
Loss on sale of a business	17	—
Severance costs	—	107
Impairment of assets held for sale	—	104
Impairment of real estate facilities	—	53
Other	(48)	92
Total impairments and other charges (credits) (a)	(95)	356
Adjusted operating income (b) (c)	$1,362	$1,514

(a)
During the six months ended June 30, 2026, Halliburton recognized a pre-tax credit of $95 million primarily due to a
$54 million gain resulting from changes in our ownership interest in an equity investment, and a $10 million gain from remeasuring an equity investment to fair value. Other credits of $48 million were primarily due to a government refund recovery. These gains were partially offset by a $17 million loss on the sale of a portion of our chemical business, which closed in April 2026. During the six months ended June 30, 2025, Halliburton recognized a pre-tax charge of
$356 million as a result of severance costs, an impairment of assets held for sale, an impairment on real estate facilities, and other items, primarily related to legacy environmental remediation cost estimate increases.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “Operating income” plus “Total impairments and other charges (credits)” for the respective periods. Management believes that operating income adjusted for impairments and other charges (credits) is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)
We calculate operating margin by dividing operating income by revenue. We calculate adjusted operating margin, a non-GAAP financial measure, by dividing adjusted operating income by revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 3
HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2026	2025	2026
Net income attributable to company	$534	$472	$461

Adjustments:
Impairments and other credits (a)	(95)	—	—
Total adjustments, before taxes	(95)	—	—
Tax adjustment (b)	22	—	—
Total adjustments, net of taxes (c)	(73)	—	—
Adjusted net income attributable to company (c)	$461	$472	$461

Diluted weighted average common shares outstanding	838	857	839
Net income per diluted share (d)	$0.64	$0.55	$0.55
Adjusted net income per diluted share (d)	$0.55	$0.55	$0.55

(a)	See Footnote Table 1 for details of the impairments and other charges (credits) recorded during the three months ended June 30, 2026.
(b)	During the three months ended June 30, 2026, the tax adjustment includes the tax effect on impairments and other credits.
(c)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus “Total adjustments, net of taxes” for the respective periods. Management believes net income adjusted for impairments and other credits, along with the tax adjustment, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(d)
Net income per diluted share is calculated as: “Net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: “Adjusted net income attributable to company” divided by “Diluted weighted average common shares outstanding.”
Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 4
HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2026	2025
Net income attributable to company	$995	$676

Adjustments:
Impairments and other charges (credits) (a)	(95)	356
Total adjustments, before taxes	(95)	356
Tax adjustment (b)	22	(43)
Total adjustments, net of taxes (c)	(73)	313
Adjusted net income attributable to company (c)	$922	$989

Diluted weighted average common shares outstanding	838	862
Net income per diluted share (d)	$1.19	$0.78
Adjusted net income per diluted share (d)	$1.10	$1.15

(a)	See Footnote Table 2 for details of the impairments and other charges (credits) recorded during the six months ended June 30, 2026 and June 30, 2025.
(b)	During the six months ended June 30, 2026 and June 30, 2025, the tax adjustment includes the tax effect on impairments and other charges (credits).
(c)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus “Total adjustments, net of taxes” for the respective periods. Management believes net income adjusted for the impairments and other charges (credits), along with the tax adjustment, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(d)
Net income per diluted share is calculated as: “Net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: “Adjusted net income attributable to company” divided by “Diluted weighted average common shares outstanding.”
Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 5
HALLIBURTON COMPANY
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
(Millions of dollars)
(Unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2026	2025	2026
Total cash flows provided by operating activities	$1,097	$1,273	$824
Capital expenditures	(427)	(656)	(235)
Proceeds from sales of property, plant, and equipment	121	89	79
Free cash flow (a)	$791	$706	$668

(a)
Free Cash Flow is a non-GAAP financial measure which is calculated as “Total cash flows provided by operating activities”
less “Capital expenditures” plus “Proceeds from sales of property, plant, and equipment.” Management believes that Free
Cash Flow is a key measure to assess liquidity of the business and is consistent with the disclosures of Halliburton's direct, large-cap competitors.

Conference Call Details
Halliburton Company (NYSE: HAL) will host a conference call on Tuesday, July 21,
2026, to discuss its second quarter 2026 financial results. The call will begin at 8:00
a.m. CT (9:00 a.m. ET).
Please visit the Halliburton website to listen to the call via live webcast. A recorded version will be available for seven days under the same link immediately following the conclusion of the conference call. You can also pre-register for the conference call and obtain your dial in number and passcode by clicking here.
CONTACTS
Investor Relations
David Coleman
Investors@Halliburton.com
281-871-2688
Media Relations
Alexandra Franceschi
PR@Halliburton.com
281-871-2601